Exhibit 99.1

Enova Reports First Quarter 2024 Results

•
Total revenue increased 26% from the first quarter of 2023 to $610 million
•
Diluted earnings per share and adjusted earnings per share increased 5% and 7% from the first quarter of 2023 to $1.64 and $1.91, respectively
•
Total company combined loans and finance receivables increased 23% from the end of first quarter of 2023 to a record $3.5 billion as total company originations were $1.4 billion for the quarter
•
Continued solid credit performance and outlook with a first quarter net revenue margin of 57%
•
Liquidity, including cash and marketable securities and available capacity on facilities, totaled $738 million at March 31
•
Repurchased $139 million of common stock under the company’s share repurchase program

CHICAGO, April 23, 2024 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company powered by machine learning and world-class analytics, today announced financial results for the first quarter ended March 31, 2024.

“We are pleased to start the year with another quarter of consistent and profitable growth,” said David Fisher, Enova’s CEO. “This year marks the 20th year since Enova’s founding and the 10th year as a public company. Our talented team continues to use that experience to skillfully leverage our flexible online-only business model, diversified product offerings and machine learning-powered credit risk management capabilities, allowing us to efficiently capture demand to drive strong growth while delivering stable credit performance as both our small business and consumer customers remain on solid footing in the current macro environment. We remain focused on delivering profitable growth to drive shareholder value while providing our customers with fast, trustworthy credit.”

First Quarter 2024 Summary

•
Total revenue of $610 million in the first quarter of 2024 increased 26% from $483 million in the first quarter of 2023.
•
Net revenue margin of 57% in the first quarter of 2024 compared to 59% in the first quarter of 2023.
•
Net income of $48 million, or $1.64 per diluted share, in the first quarter of 2024 compared to $51 million, or $1.56 per diluted share, in the first quarter of 2023.
•
First quarter 2024 adjusted EBITDA, a non-GAAP measure, of $149 million compared to $126 million in the first quarter of 2023.
•
Adjusted earnings of $56 million, or $1.91 per diluted share, both non-GAAP measures, in the first quarter of 2024 compared to adjusted earnings of $59 million, or $1.79 per diluted share, in the first quarter of 2023.

“We had a great start to 2024 as strong growth in originations, receivables and revenue along with solid credit and operating efficiency drove better than expected financial results, and we remain well positioned to continue to generate meaningful financial results this year and beyond,” said Steve Cunningham, CFO of Enova. “We also executed the largest quarterly return of capital through share repurchases in our company’s history as our balance sheet flexibility continues to support the creation of long-term shareholder value from both portfolio growth and significant capital returns.”

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its first quarter 2024 results at 4 p.m. Central Time / 5 p.m. Eastern Time today, April 23rd. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until April 30, 2024, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 9429635.

About Enova

Enova International (NYSE: ENVA) is a leading financial services company with powerful online lending that serves small businesses and consumers who are underserved by traditional banks. Through its world-class analytics and machine learning algorithms, Enova has provided more than 10 million customers with over $55 billion in loans and financing. You can learn more about the company and its portfolio of businesses at www.enova.com.

SOURCE Enova International, Inc.

For further information:

Public Relations Contact:

Erin Yeager

Email: media@enova.com

Investor Relations Contact:

Lindsay Savarese

Office: (212) 331-8417

Email: IR@enova.com

Cassidy Fuller

Office: (415) 217-4168

Email: IR@enova.com

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables

The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures

In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures

In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for other nonoperating expenses, equity method investment income or loss, certain transaction-related costs and a discrete regulatory settlement shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

(Unaudited)

	March 31,		December 31,
	2024	2023	2023
Assets
Cash and cash equivalents	$76,458	$97,680	$54,357
Restricted cash	152,469	190,713	323,082
Loans and finance receivables at fair value	3,795,210	3,003,366	3,629,167
Income taxes receivable	85,424	37,884	44,129
Other receivables and prepaid expenses	65,963	55,478	71,982
Property and equipment, net	111,678	95,413	108,705
Operating lease right-of-use assets	13,651	12,398	14,251
Goodwill	279,275	279,275	279,275
Intangible assets, net	16,991	25,046	19,005
Other assets	39,408	49,739	41,583
Total assets	$4,636,527	$3,846,992	$4,585,536
Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$290,603	$177,869	$261,156
Operating lease liabilities	26,959	25,695	27,042
Deferred tax liabilities, net	127,887	108,294	113,350
Long-term debt	3,040,867	2,314,381	2,943,805
Total liabilities	3,486,316	2,626,239	3,345,353
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 46,193,337, 44,917,916 and 45,339,814 shares issued and 27,349,818, 31,334,875 and 29,089,258 outstanding as of March 31, 2024 and 2023 and December 31, 2023, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	298,191	258,806	284,256
Retained earnings	1,536,734	1,364,108	1,488,306
Accumulated other comprehensive loss	(7,234)	(7,337)	(6,264)
Treasury stock, at cost (18,843,519, 13,583,041 and 16,250,556 shares as of March 31, 2024 and 2023 and December 31, 2023, respectively)	(677,480)	(394,824)	(526,115)
Total stockholders’ equity	1,150,211	1,220,753	1,240,183
Total liabilities and stockholders’ equity	$4,636,527	$3,846,992	$4,585,536

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenue	$609,889	$483,256
Change in Fair Value	(264,023)	(197,366)
Net Revenue	345,866	285,890
Operating Expenses
Marketing	110,567	79,755
Operations and technology	54,379	49,169
General and administrative	39,865	37,158
Depreciation and amortization	10,263	10,540
Total Operating Expenses	215,074	176,622
Income from Operations	130,792	109,268
Interest expense, net	(65,597)	(43,321)
Foreign currency transaction loss	(48)	(171)
Equity method investment loss	—	(6)
Other nonoperating expenses	(492)	(133)
Income before Income Taxes	64,655	65,637
Provision for income taxes	16,227	14,714
Net income	$48,428	$50,923
Earnings Per Share
Earnings per common share:
Basic	$1.72	$1.62
Diluted	$1.64	$1.56
Weighted average common shares outstanding:
Basic	28,196	31,341
Diluted	29,503	32,711

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Total cash flows provided by operating activities	$348,563	$282,016
Cash flows from investing activities
Loans and finance receivables	(431,959)	(195,051)
Capitalization of software development costs and purchases of fixed assets	(11,225)	(10,378)
Total cash flows used in investing activities	(443,184)	(205,429)
Cash flows (used in) provided by financing activities	(53,975)	33,555
Effect of exchange rates on cash, cash equivalents and restricted cash	84	(149)
Net (decrease) increase in cash, cash equivalents and restricted cash	(148,512)	109,993
Cash, cash equivalents and restricted cash at beginning of year	377,439	178,400
Cash, cash equivalents and restricted cash at end of period	$228,927	$288,393

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA

(dollars in thousands)

The following table includes financial information for loans and finance receivables, which is based on loan and finance receivable balances for the three months ended March 31, 2024 and 2023.

Three Months Ended March 31,	2024	2023	Change
Ending combined loan and finance receivable principal balance:
Company owned	$3,298,430	$2,700,060	$598,370
Guaranteed by the Company(a)	10,780	10,549	231
Total combined loan and finance receivable principal balance(b)	$3,309,210	$2,710,609	$598,601
Ending combined loan and finance receivable fair value balance:
Company owned	$3,795,210	$3,003,366	$791,844
Guaranteed by the Company(a)	14,773	13,901	872
Ending combined loan and finance receivable fair value balance(b)	$3,809,983	$3,017,267	$792,716
Fair value as a % of principal(c)	115.1%	111.3%	3.8%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$3,438,468	$2,785,235	$653,233
Guaranteed by the Company(a)	13,046	12,841	205
Ending combined loan and finance receivable balance(b)	$3,451,514	$2,798,076	$653,438
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$3,376,099	$2,825,649	$550,450
Guaranteed by the Company(a)(d)	14,956	14,206	750
Average combined loan and finance receivable balance(a)(d)	$3,391,055	$2,839,855	$551,200
Installment loans as percentage of average combined loan and finance receivable balance	48.9%	61.1%	(12.2)%
Line of credit accounts as percentage of average combined loan and finance receivable balance	51.1%	38.9%	12.2%

Revenue	$601,208	$475,467	$125,741
Change in fair value	(262,106)	(195,055)	(67,051)
Net revenue	339,102	280,412	58,690
Net revenue margin	56.4%	59.0%	(2.6)%

Combined loan and finance receivable originations and purchases	$1,377,367	$1,061,367	$316,000

Delinquencies:
>30 days delinquent	$279,659	$198,011	$81,648
>30 days delinquent as a % of loan and finance receivable balance(c)	8.1%	7.1%	1.0%

Charge-offs:
Charge-offs (net of recoveries)	$286,698	$232,487	$54,211
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	8.5%	8.2%	0.3%

(a) Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.

(b) Non-GAAP measure.

(c) Determined using period-end balances.

(d) The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended
	March 31,
	2024	2023
Net income	$48,428	$50,923
Adjustments:
Transaction-related costs(a)	327	—
Lease termination and cease-use costs(b)	—	1,698
Equity method investment loss	—	6
Other nonoperating expenses(c)	492	133
Intangible asset amortization	2,014	2,344
Stock-based compensation expense	7,639	5,969
Foreign currency transaction loss	48	171
Cumulative tax effect of adjustments	(2,642)	(2,571)

Adjusted earnings	$56,306	$58,673

Diluted earnings per share	$1.64	$1.56

Adjusted earnings per share	$1.91	$1.79

Adjusted EBITDA

	Three Months Ended
	March 31,
	2024	2023
Net income	$48,428	$50,923
Depreciation and amortization expenses	10,263	10,540
Interest expense, net	65,597	43,321
Foreign currency transaction loss	48	171
Provision for income taxes	16,227	14,714
Stock-based compensation expense	7,639	5,969
Adjustments:
Transaction-related costs(a)	327	—
Equity method investment loss	—	6
Other nonoperating expenses(c)	492	133

Adjusted EBITDA	$149,021	$125,777

Adjusted EBITDA margin calculated as follows:
Total Revenue	$609,889	$483,256
Adjusted EBITDA	149,021	125,777
Adjusted EBITDA as a percentage of total revenue	24.4%	26.0%

a)
In the first quarter of 2024, the Company recorded $0.3 million ($0.2 million net of tax) of costs related to a consent solicitation for the Senior Notes due 2025.
b)
In the first quarter of 2023, the Company recorded a loss of $1.7 million ($1.3 million net of tax) related to the exit of leased office space.
c)
In the first quarter of 2024 and the first quarter of 2023, the Company recorded other nonoperating expense of $0.5 million ($0.4 million net of tax) and $0.1 million ($0.1 million net of tax), respectively, related to the repurchase of senior notes.